Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement [ ] Confidential, For Use of the
                                    Commission Only (as permitted by
                                    Rule14a-6(e) (2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Under Rule 14a-12

                   Park Electrochemical Corp.
(Name of Registrant as Specified in Its Charter)

                   Park Electrochemical Corp.
(Name of Person(s) Filing Proxy Statement, If Other than
Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-
     11.

(1) Title of each class of securities to which transactions applies:
________________________________________________________________

(2) Aggregate number of securities to which transaction applies:
________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________

(4) Proposed maximum aggregate value of transaction:
________________________________________________________________

(5) Total fee paid:
________________________________________________________________

[ ] Fee paid previously with preliminary materials:
________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act
   Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount previously paid:
      _

   (2) Form, Schedule or Registration Statement No.:
      _

   (3) Filing Party:
      _

   (4) Date Filed:

APPENDIX to electronically filed Proxy Statement dated June 6, 2001 of Park Electrochemical Corp. listing all graphic information included in such Proxy Statement:

1. Stock Performance Graph appearing on page 8 of Proxy Statement dated June 6, 2001 comparing the yearly percentage change in the cumulative total shareholder return on the Registrant's Common Stock with the cumulative total return of the New York Stock Exchange Market Index and a Media General Financial Services Index for electronic components and accessories manufacturers comprised of the Company and 275 other companies for the period of the Company's five fiscal years commencing March 4, 1996 and ending February 25, 2001, assuming that $100 had been invested in the Company's Common Stock and each index on March 1, 1996 and that all dividends on the Company's Common Stock and on each stock included in each index were reinvested.

   Such graph shows that such $100 invested in the Company's Common Stock would have had a value of $76.32 on March 2, 1997, $101.78 on March 1, 1998, $87.63 on February 28, 1999, $73.99 on February 27, 2000 and
   $165.59 on February 25, 2001, that such $100 invested in the Media General Financial Services Index would have had a value of $157.94, $189.68, $228.68, $675.17 and $295.54, respectively, on such dates and that such $100 invested in the New York Stock Exchange Market Index would have had a value of $122.47, $162.51, $178.66, $180.91 and
   $194.14, respectively, on such dates.


PARK ELECTROCHEMICAL CORP.
5 Dakota Drive
Lake Success, New York  11042



Notice of Annual Meeting of Shareholders
July 18, 2001
___



     The Annual Meeting of Shareholders of PARK ELECTROCHEMICAL CORP. (the "Company") will be held at The Bank of New York, One Wall Street - 47th Floor, New York, New York on July 18, 2001, at 10:00 o'clock A.M., New York time (attendees must use the 80 Broadway entrance), for the purpose of con sidering and acting upon the following:

        1. The election of six (6) directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified.

        2. The transaction of such other business as may prop erly come before the meeting.

     Only holders of record of Common Stock at the close of business on May 22, 2001 will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.


                              By Order of the Board of Directors,





                                        Jerry Shore
                                    Chairman of the Board







Dated:  June 6, 2001






ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

PARK ELECTROCHEMICAL CORP.
5 Dakota Drive
Lake Success, New York  11042

                       P R O X Y  S T A T E M E N T
                      Annual Meeting of Shareholders
                               July 18, 2001


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Park Electrochemical Corp. (the "Company") of proxies with respect to the Annual Meeting of Shareholders of the Company to be held on July 18, 2001, and any adjournment or postponement thereof (the "Meeting"). Any shareholder giving such a proxy (the form for which is enclosed with this Proxy Statement) has the power to revoke the same at any time before it is voted by (i) delivering written notice of such revocation bearing a later date than the proxy to the Secretary of the Company, (ii) submitting a later-dated proxy, or (iii) attending the Meeting and voting in person.

     This Proxy Statement and the accompanying form of proxy are first being mailed on or about June 6, 2001 to all shareholders of record as of the close of business on May 22, 2001.

VOTING SECURITIES

     As of May 22, 2001, the outstanding voting securities of the Company consisted of 19,390,153 shares of Common Stock, par value $.10 per share, of the Company (the "Common Stock"), each share of which, held of record at the close of business on May 22, 2001, is entitled to one vote. Presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes, if any, will be included for purposes of determining a quorum. With respect to the election of directors, abstentions and broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote. As of May 22, 2001, all executive officers and directors of the Company as a group (13 persons) beneficially owned an aggregate of 2,447,359 shares of Common Stock (including options to purchase an aggregate of 536,693 shares), constituting approximately 12.3% of the outstanding shares of Common Stock (giving effect to the exercise of such options).

STOCK OWNERSHIP

Principal Stockholders

     The following table sets forth information as of May 22, 2001 with respect to each person (including any "group" of persons as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), who is known to the Company to be the beneficial owner (for purposes of the rules of the Securities and Exchange Commission) of more than 5% of the outstanding shares of Common Stock as of that date.








                          Amount and
                          Nature of      Percent
Name and Address          Beneficial        of
of Beneficial Owner       Ownership       Class

Jerry Shore               1,775,597(1)  9.1%
5 Dakota Drive
Lake Success, NY 11042


(1) Includes 90,000 shares of Common Stock which Jerry Shore may acquire pursuant to options, 168,615 shares owned by a member of Jerry Shore's family, of which he disclaims beneficial ownership, and 53,629 shares owned by a foundation, of which he disclaims beneficial ownership.

Ownership of Directors and Executive Officers

     The following table sets forth information as of May 22, 2001 with respect to shares of Common Stock beneficially owned (for purposes of the rules of the Securities and Exchange Commission) by each director and nominee, by each executive officer of the Company who is identified in the Summary Compensation table elsewhere in this Proxy Statement and by all directors, nominees and executive officers of the Company as a group.

                                  Amount and
                                  Nature of     Percent
                                  Beneficial      of
Name of Beneficial Owner          Ownership      Class
Mark S. Ain                     12,750(a)           *
Anthony Chiesa                  114,000(b)          *
Lloyd Frank                     13,125(c)           *
Ronald F. Ostrow                0                   *
Brian E. Shore                  404,722(d)        2.1%
Jerry Shore                     1,775,597(e)      9.1%
Robert A. Forcier               32,437(f)           *
George L. Frantz                5,625(g)            *
Emily J. Groehl                 26,553(h)           *
Thomas T. Spooner               17,496(I)           *
All directors and executive
officers as a group (13
persons)                        2,447,359(j)      12.3%

*    Less than 1%
(a)  Consists of shares which Mark S. Ain may acquire pursuant to options.
(b) Includes 1,500 shares which Anthony Chiesa may acquire pursuant to options.
(c) Includes 7,125 shares which Lloyd Frank may acquire pursuant to options and 3,000 shares owned by a member of Lloyd Frank's family, of which he disclaims beneficial ownership.
(d) Includes 323,250 shares which Brian E. Shore may acquire pursuant to options.
(e)  See note (a) to the table under "Stock Ownership-Principal
     Stockholders" for information with respect to these shares.
(f) Consists of shares which Robert A. Forcier may acquire pursuant to options.
(g) Consists of shares which George L. Frantz may acquire pursuant to options.
(h) Includes 17,718 shares which Emily J. Groehl may acquire pursuant to options.
(i) Includes 17,157 shares which Thomas T. Spooner may acquire pursuant to options.
(j) Includes 1,910,666 shares owned by directors, nominees, and excutive officers and 536,693 shares issuable to directors, nominees and executive officers upon exercise of options that are exercisable as of May 22, 2001 or become exercisable within 60 days thereafter.

ELECTION OF DIRECTORS

     The Board to be elected at the Meeting consists of six members. Proxies will be voted in accordance with their terms and, in the absence of contrary instructions, for the election as directors of the nominees whose names appear in the following table, to serve for the ensuing year and until their successors are elected and qualified. Should any of the nominees not remain a candidate at the time of the Meeting (a situation which is not now anticipated), proxies solicited hereunder will be voted in favor of those nominees who do remain as candidates and may be voted for substituted nominees. The six nominees who receive a plurality of the votes cast at the Meeting in person or by proxy shall be elected. Each of the nominees is presently a member of the Board.

                  Principal Occupation; Positions
                  and Offices with the Company;           Director
Name              Other Directorships                Age   Since

Mark S. Ain       Chief Executive Officer and        58   1998
                  Chairman of the Board of Kronos
                  Incorporated, a manufacturer of
                  computerized systems for time and
                  labor management, Chelmsford,
                  Massachusetts; and a director of
                  KVH Industries, Inc.

                  Former Vice President of the       80   1954
Anthony Chiesa    Company

Lloyd Frank       Partner, Jenkins & Gilchrist       75   1985
                  Parker Chapin LLP, New York City;
                  and director of Metro-Tel Corp.

Ronald F. Ostrow  Private investor and management    57   2000
                  consultant, Old Westbury, New
                  York. Mr. Ostrow was President of
                  the Shipley Ronal division of
                  Rohm & Haas Company from January
                  1999 to November 1999, and he was
                  President and Chief Executive
                  Officer from 1983 to January 1999
                  and a director from 1975 to
                  January 1999 of LeaRonal, Inc., a
                  manufacturer of specialty
                  chemicals for the electronics and
                  metal finishing industries,
                  Freeport, New York. LeaRonal,
                  Inc. was acquired by Rohm and
                  Haas Company in January 1999.

Brian E. Shore    President and Chief Executive      49   1983
                  Officer of the Company

Jerry Shore       Chairman of the Board of the       75   1954
                  Company
____________

     Each of the persons named in the above table has had the principal occupation set forth opposite his name for at least the past five years, except for (i) Ronald F. Ostrow, who held the positions described in the above table, (ii) Jerry Shore who was President of the Company for more than five years until March 4, 1996 and Chief Executive Officer of the Company for more than five years until November 19, 1996, and (iii) Brian
E. Shore, who was elected Chief Executive Officer of the Company effective November 19, 1996, President of the Company effective March 4, 1996, and Executive Vice President of the Company in May 1994 and a Vice President of the Company in January 1993 and served as the Company's General Counsel for more than five years prior to May 1994. Jenkins & Gilchrist Parker Chapin LLP, a law firm of which Lloyd Frank is a partner, was retained to provide counsel to the Company during its last fiscal year and the Company has retained this firm during its current fiscal year.

     There are no family relationships among any of the persons named in the above table or among any of such persons and any of the other executive officers of the Company, except that Jerry Shore is the father of Brian E. Shore.

     The Company's Audit Committee currently consists of Mark S. Ain, Anthony Chiesa, Lloyd Frank and Ronald F. Ostrow. The duties and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board, a copy of which is attached as Appendix A to this Proxy Statement as required by rules of the Securities and Exchange Commission, and are described in this Proxy Statement under "Other Matters - Audit Committee Report". The Audit Committee also issues the Audit Committee Report required to be included in the Company's Proxy Statement by rules of the Securities and Exchange Commission. The Audit Committee Report for the Company's 2001 fiscal year is on pages 17 and 18 of this Proxy Statement.

     The Company has a Compensation Committee and a Stock Option Committee, each consisting of Anthony Chiesa, Lloyd Frank and Jerry Shore. Their functions are described herein under "Executive Compensation--Compensation Report". The Company does not have a nominating committee.

     During the Company's last fiscal year, the Board of Directors met seven times and authorized action by unanimous written consent on ten occasions, the Audit Committee met once, the Compensation Committee met once and authorized action by unanimous written consent on one occasion, and the Stock Option Committee met three times and authorized action by unanimous written consent on three occasions. Each of the directors attended at least 75% of the meetings held by the Board and each committee thereof of which he was a member during the Company's last fiscal year.

     Each director who is not an employee of the Company or any of its sub sidiaries receives a fee of $10,000 per annum for his services as a director and is reimbursed for travel expenses incurred in attending meetings of the Board of Directors of the Company.

     On May 22, 2000, Messrs. Ain, Chiesa and Frank each received a non qualified stock option for 3,000 shares of Common Stock at an exercise price of $15.92 per share under the Company's 1992 Stock Option Plan, as amended. Each of these options expires on May 22, 2010. On July 25, 2000, Messrs. Frank and Ostrow received non-qualified stock options for 7,500 shares of Common Stock and 15,000 shares of Common Stock, respectively, at an exercise price of $24.08 per share under the Company's 1992 Stock Option Plan, as amended. Each of these options expires on July 25, 2010. Each of the foregoing options is exercisable 25 percent after one year from date of grant, 50 percent after two years from date of grant, 75 percent after three years from date of grant and 100 percent after four years from date of grant. The numbers of shares of Common Stock subject to options and the exercise prices of such options, as set forth in this paragraph and elsewhere in this Proxy Statement, have been adjusted to give effect to the Company's three-for-two stock split distributed November 8, 2000 to stockholders of record on October 20, 2000.

EXECUTIVE COMPENSATION

Summary Compensation

     The following table shows the compensation for each of the three most recent fiscal years for the Company's Chief Executive Officer and the four other most highly compensated executive officers who were serving in such capacities at the end of the Company's most recent fiscal year.

                                Annual Compensation
                                                     Other
Name and                 Year                        Annual
Principal Position       (1)    Salary    Bonus      Compensation
Brian E. Shore(2)        2001   $357,760  $200,000   $  -0-
 President and Chief     2000    344,000   175,000      -0-
 Executive Officer       1999    333,900   175,000      -0-

Robert A. Forcier(4)     2001    194,688   125,000      -0-
 Senior Vice President   2000    187,200    75,000      -0-
 OEM Marketing and
 Technology

George L. Frantz(4)      2001    210,000    90,000      -0-
 Senior Vice President   2000     32,308     -0-        -0-
 and Chief Information
 Officer

Emily J. Groehl(4)       2001    210,912   175,000      -0-
 Senior Vice President,  2000    202,800   125,000      -0-
 Sales and Marketing

Thomas T. Spooner(4)     2001    158,740    90,000      -0-
 Senior Vice President,  2000    152,635    75,000      -0-
 Technology




                         Long-Term
                         Compensation
                         Awards
                         Securities
                         Underlying     All Other
Name and                 Options/       Compensation
Principal Position       SARs(#)        (3)
Brian E. Shore             75,000       $ 17,000
 President and Chief       60,000         11,200
 Executive Officer         60,000          9,600

Robert A. Forcier(4)       11,250         17,000
 Senior Vice President     22,500         11,200
 OEM Marketing and
 Technology

George L. Frantz(4)         -0-           17,000
 Senior Vice President     22,500          -0-
 and Chief Information
 Officer

Emily J. Groehl(4)         11,250         17,000
 Senior Vice President,    22,500         11,200
 Sales and Marketing

Thomas T. Spooner(4)       11,250         17,000
 Senior Vice President,    22,500         11,200
 Technology

(1) Information is provided for the Company's fiscal years ended February 25, 2001, February 27, 2000 and February 28, 1999, respectively.

(2) The Compensation Committee of the Board awarded Mr. Shore a performance bonus of $250,000 for the fiscal year ended February 25, 2001, but Mr. Shore decided to limit his bonus to $200,000 for 2001 and to waive $50,000 of such bonus.

(3) Includes the amounts of Company contributions to the Company's Employees' Profit Sharing Plan which were accrued for the accounts of the named executive officers for the fiscal years shown. These amounts vest in accordance with a graduated scale based on years of service of the employee with the Company.

(4) Messrs. Forcier and Spooner and Ms. Groehl became executive officers of the Company on May 24, 1999, and Mr. Frantz became an executive officer on December 6, 1999. Mr. Forcier's title was Senior Vice President, Advanced Product Marketing until May 2000. Under the Securities and Exchange Commission's rules regarding the disclosure of executive compensation, no information is required to be provided for prior years during which such persons were not executive officers.


Stock Options

     The Company's 1992 Stock Option Plan (the "Plan") provides for the grant to key employees of the Company of both options which qualify as incentive stock options under the Internal Revenue Code of 1986 and non-qualified stock options. The Plan is administered by the Stock Option Committee. The following table sets forth certain information for the Company's last fiscal year with respect to options to purchase shares of Common Stock granted pursuant to the Plan.

                   Number of
                   Securities   % of Total
                   Underlying   Options/SARs
                   Options/SAR  Granted to    Exercise
                   s Granted    Employees in  or Base
                   (#)                        Price
Name               _____(1)___  Fiscal Year   ($/sh.)   Expiration Date
                   _
Brian E. Shore     75,000       20.8%         $15.92    May 22, 2010
Robert A. Forcier  11,250       3.1%           15.92    May 22, 2010
George L. Frantz   -0-          -             -         -
Emily J. Groehl    11,250       3.1%           43.63    November 17, 2010
Thomas T. Spooner  11,250       3.1%           15.92    May 22, 2010











                   Potential Realizable Value at
                   Assumed Annual Rates of Stock Price
                   Appreciation for Option Term (2)
Name               0%($)   5%($)       10%($)
Brian E. Shore     $-0-    $  750,745  $1,902,534
Robert A. Forcier   -0-       112,612     285,380
George L. Frantz     -          -           -
Emily J. Groehl     -0-       308,650     782,179
Thomas T. Spooner   -0-       112,612     285,380

(1) Options become exercisable 25% one year from the date of grant with an additional 25% exercisable each succeeding anniversary of the date of grant. The Company has not granted stock appreciation rights.

(2) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options at the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the life of the options. This schedule does not take into account provisions of the options providing for termination of the option following termination of employment, nontransferability or vesting over periods of four years. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. The column indicating 0% appreciation is included to reflect the fact that a zero percent gain in stock price will result in zero dollars for the optionee. No gain to the optionees is possible without an increase in stock price, which will benefit all shareholders commensurately.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

     The following table provides information regarding the pre-tax value realized from the exercise of stock options during the Company's last fiscal year and the value of unexercised options held by the named individuals as of the end of such fiscal year.

                                        Number of
                                       Securities
                                       Underlying       Value of Unexercised
                                       Unexercised          In-the-Money
               Shares              Options/SARs at FY-      Options/SARs
              Acquired                   End (#)          at FY-End ($)(3)
                 On       Value
              Exercise   Realized
Name           (#)(1)      $(2)

                                     Exer-    Unexer-     Exer-      Unexer-
                                    cisable   cisable    cisable     cisable
Brian E.     -0-         $  -0-    261,375   178,125   $5,343,206   $3,135,469
Shore

Robert A.    19,500       386,750   21,000   32,625       401,197      568,378
Forcier

George L.    -0-            -0-      5,625   16,875        97,172      291,516
Frantz

Emily J.     -0-            -0-      9,093   32,625       157,750      368,878
Groehl

Thomas T.    -0-            -0-      7,407   30,188       127,710      524,950
Spooner
________

(1) The Company has not granted stock appreciation rights.

(2) Value realized equals market value of the underlying shares on the date of exercise, less the exercise price, times the number of shares acquired, without deducting any taxes paid by the employee.

(3) Value of unexercised options equals market value of the shares underlying "in-the-money" options at February 25, 2001 ($33.65), less exercise price, times the number of options outstanding.

Employment and Consulting Agreements

Jerry Shore, Chairman of the Board, was President of the Company until March 4, 1996 and Chief Executive Officer of the Company until November 19, 1996. In accordance with the provisions of an amended and restated employment agreement between Jerry Shore and the Company, as amended, Jerry Shore is serving as Chairman of the Board, and effective as of March 3, 1997, the first day of the Company's 1998 fiscal year, he retired from full-time employment with the Company and commenced serving as a consultant for a term of five years. In accordance with the employment agreement, he is being paid an annual consulting fee equal to 60% of his base salary in effect under the agreement at the time of his retirement, subject to an indexed cost of living increase. During the 2001 fiscal year, the Company paid him a consulting fee of $236,840. In October 1997, in connection with the Company's agreement to participate in a split dollar life insurance agreement for Jerry Shore's benefit as discussed below, Jerry Shore agreed to extend his consulting term for an additional year and agreed not to compete with the Company during the consulting term.

In October 1997, the Company entered into a split-dollar life insurance agreement with a trust established by Jerry Shore for the benefit of his descendants, of which Jerry Shore's children, including Brian E. Shore, are the trustees. Pursuant to this agreement, the Company pays to Jerry Shore an amount equal to the portion of the annual premiums on two life insurance policies held in the trust that represents the "economic benefit" to Jerry Shore calculated in accordance with United States Treasury Department rules then in effect ($21,171 in the 2001 fiscal year), and the Company pays the balance of the annual premiums on the policies to the insurers ($107,681 in the 2001 fiscal year). Both policies are joint life policies payable on the death of the survivor of Jerry Shore and his spouse, with an aggregate face value of $5 million. The aggregate amount of the premiums on the policies paid by the Company constitutes indebtedness from the trust to the Company and is secured by collateral assignments of the policies. Upon the termina tion of the split-dollar life insurance agreement, whether by the death of the survivor of the insureds or the earlier termination of the agreement, the Company is entitled to be repaid by the trust the amount of such indebtedness.

Board and Compensation Committee Report on Executive Compensation

     Compensation of the Company's executive officers is composed of salary, annual cash bonuses, stock options and the Company's Profit Sharing Plan. The Board has a Compensation Committee which considers and takes any necessary action regarding the compensation of the Company's Chief Executive Officer, other than the grant of stock options or compensation pursuant to plans administered by the Board. Brian E. Shore, President and Chief Executive Officer of the Company, determines the annual salary and cash bonus for each executive officer other than himself. The Board also has a Stock Option Committee which administers the Company's Stock Option Plans, including decisions as to the number of options to grant to each executive officer. The amount of discretionary contributions to the Profit Sharing Plan for each fiscal year is determined by the Board of Directors.

     Salaries of executive officers are determined based on the significance of the position to the Company, individual experience and expertise, individual performance and information gathered informally as to compensation levels of comparable companies in the same geographic location as the Company. Brian E. Shore reviews the salary of each key employee, including executive officers, annually and makes adjustments as appropriate.

     Decisions as to the award of annual cash bonuses to executive officers with respect to each fiscal year are made after the close of the fiscal year. The amount awarded to each executive officer is based on the Company's overall performance, individual performance, base salary level, bonuses paid in prior years and overall equity and fairness.

     The Company typically grants stock options under the Company's Stock Option Plan once each year. The Stock Option Committee bases its decisions on individual performance, base salary and bonus levels, recommendations from senior management and overall equity and fairness.

     The Board decides annually the amount of the Company's contribution to the Profit Sharing Plan. The amount of such contribution is discretionary, but may not exceed 15% of the total remuneration paid to eligible employees or such other amount as is allowed under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to this limit, the Board determines the amount to be contributed for each year based on the Company's overall per formance, the amount contributed in prior years and the amounts of prior contributions recently forfeited by eligible employees due to termination of employment prior to vesting. The Profit Sharing Plan is a broad-based plan in which numerous employees as well as executive officers are eligible to participate. Once the Company contribution is made, amounts are allocated to eligible employees in accordance with a formula based on their remuneration.

     The Board, the Compensation Committee, the Stock Option Committee and Brian E. Shore use no set formulas in making their determinations and may afford different weight to different factors for each executive officer. Such weighting may vary from year to year.

     The Board and the Compensation Committee have reviewed the impact of
Section 162(m) of the Code which limits the deductibility of certain other wise deductible compensation in excess of $1 million paid to the Chief Executive Officer and the other executive officers named in the table set forth under "Executive Compensation--Summary Compensation" elsewhere herein. It is the Company's policy to attempt to design its executive compensation plans and arrangements to be treated as tax deductible compensation wherever, in the judgment of the Board or the Compensation Committee, as the case may be, to do so would be consistent with the objectives of that compensation plan or arrangement. Accordingly, the Board and the Compensation Committee from time to time may consider whether changes in the Company's compensation plans and arrangements, particularly the 1992 Stock Option Plan, may be appropriate to continue to fulfill the requirements for treatment as tax deductible compensation under the Code.


       The Board of Directors    Compensation Committee
                                 and
                                 Stock Option Committee

       Mark S. Ain               Anthony Chiesa
       Anthony Chiesa            Lloyd Frank
       Lloyd Frank               Jerry Shore
       Ronald F. Ostrow
       Brian E. Shore
       Jerry Shore


Compensation Committee Interlocks and Insider Participation

     Anthony Chiesa, a member of the Compensation and Stock Option Commit tees, is a former Vice President of the Company who retired in 1977. Lloyd Frank, also a member of such Committees, is a partner of the law firm Jenkins & Gilchrist Parker Chapin LLP, which firm was retained to provide counsel to the Company during its last fiscal year and which the Company has retained during its current fiscal year. Jerry Shore, the third member of such Committees, was President of the Company until March 4, 1996 and Chief Executive Officer of the Company until November 19, 1996. Brian E. Shore, a director of the Company who is also an executive officer of the Company, participated in deliberations of the Board relating to the amount of the Company's contribution to the Profit Sharing Plan during the Company's last fiscal year, and Brian E. Shore determines the annual salary and cash bonus for each executive officer of the Company, other than himself.

STOCK PERFORMANCE GRAPH

     The graph set forth below compares the annual cumulative total return for the Company's five fiscal years ended February 25, 2001 among the Com pany, the New York Stock Exchange Market Index (the "NYSE Index") and a Media General Financial Services index for electronic components and accessories manufacturers (the "Group Index") comprised of the Company and 275 other companies. The companies in the Group Index are classified in the same three-digit industry group in the Standard Industrial Classification Code system and are described as companies primarily engaged in the manufacture of electronic components and accessories. The returns of each company in the Group Index have been weighted according to the company's stock market capitalization. The graph has been prepared based on an assumed investment of $100 on March 1, 1996 and the reinvestment of dividends (where applicable).

[Graph to come]

                      1996      1997     1998      1999     2000      2001
Park Electrochemical  $100.00   $ 76.32  $101.78   $ 87.63  $ 73.99   $165.59
Group Index            100.00    157.94   189.68    228.68   675.17    295.54
NYSE Index             100.00    122.47   162.51    178.66   180.91    194.14


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10 percent shareholders are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to the Company, or written representation that no Form 5 reports were required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with during the 2001 fiscal year.

SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the year 2002 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Company at the Company's principal executive offices for inclusion in the Proxy Statement and form of Proxy relating to that meeting by February 5, 2002. In order for shareholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Company at the Company's principal executive offices by April 19, 2002. The Company's By-Laws require that proposals of shareholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the By-Laws, not later than April 19, 2002 and not earlier than March 20, 2002.

OTHER MATTERS

Audit Committee Report

The Securities and Exchange Commission's rules now require the Company to include in its Proxy Statement a report from the Audit Committee of the Board. The following report concerns the Committee's activities regarding oversight of the Company's financial reporting and auditing process.

Notwithstanding anything to the contrary in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement into future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.
__________________

The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the accounting, auditing, financial reporting and internal control functions of the Company and its subsidiaries. The Board of Directors has determined that all members of the Audit Committee are "independent", as required by the rules of the New York Stock Exchange. The Committee functions pursuant to a Charter that has been adopted by the Board, as required by rules of the New York Stock Exchange and the Securities and Exchange Commission, a copy of which is attached as Appendix A to this Proxy Statement, as required by rules of the Securities and Exchange Commission.

As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to provide reasonable assurance of compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for planning and carrying out an audit in accordance with generally accepted auditing standards and expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended February 25, 2001 with management and with Ernst & Young LLP, the Company's independent public accountants for the 2001 fiscal year. The Audit Committee has also received from the independent accountants a letter pursuant to Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect, and has discussed the matters referred to in such letter with the independent accountants. The Audit Committee has also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The Audit Committee has considered whether the provision of non-audit services by the independent accountants to the Company is compatible with maintaining the accountants' independence and has discussed with Ernst & Young LLP their independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. The Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements for the fiscal year ended February 25, 2001 has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's accountants are in fact "independent".

Based upon the review and discussions described in this Report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended February 25, 2001 for filing with the Securities and Exchange Commission.


                             Audit Committee

                             Mark S. Ain
                             Anthony Chiesa
                             Lloyd Frank
                             Ronald F. Ostrow

Audit and Other Fees

The aggregate fees billed by Ernst & Young, LLP for services rendered for the audit of the Company's annual financial statements for the most recent fiscal year and the reviews of the quarterly financial statements included in the Company's Form 10-Q Quarterly Reports filed with the Securities and Exchange Commission for the most recent fiscal year were $400,100. The aggregate fees billed for services rendered by Ernst & Young, LLP, other than audit services and financial information systems design and implementation services, were $265,464, including fees for audit related services of $22,594 and fees for non-audit services of $242,870. Audit related services included statutory audits of foreign subsidiaries and the annual audit of the Company's Employees' Profit Sharing and 401(k) Retirement Savings Plan, and non-audit services included tax advice and services, legal services in Europe and litigation assistance. Ernst & Young, LLP did not render financial information systems design and implementation services to the Company for the most recent fiscal year.

Auditors

     Upon the recommendation of the Audit Committee, the Board has appointed Ernst & Young LLP, the Company's independent auditors for the past fiscal year, as the auditors of the Company for the current fiscal year. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions.

Proxy Solicitation

     The Company will bear the expense of proxy solicitation. Directors, officers and employees of the Company and its subsidiaries may solicit prox ies by mail, telephone, telegraph, facsimile or in person (but will receive no additional compensation for such solicitation). The Company also has retained D. F. King & Co., Inc., New York, New York, to assist in the solicitation of proxies in the same manner at an anticipated fee of approximately $6,000, plus reimbursement of certain out-of-pocket expenses. In addition, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the soliciting material to beneficial owners and to obtain authorizations for the execution of proxies, and if they in turn so request, the Company will reimburse such brokerage houses and other custodians, nominees and fiduciaries for their expenses in forwarding such material.

Other Matters to be Presented to the Meeting

     The Board does not know of any other matters to be brought before the meeting. If any other matters not mentioned in this Proxy Statement are properly brought before the meeting, including matters incident to the conduct of the meeting or relating to the adjournment thereof, the persons named in the enclosed proxy intend to vote such proxy in accordance with their best judgment on such matters.


Annual Report

     The Annual Report, including financial statements, of the Company for the fiscal year ended February 25, 2001 is enclosed herewith but is not a part of the proxy soliciting material.

                              By Order of the Board of Directors,



                                        Jerry Shore
                                    Chairman of the Board




Dated:  June 6, 2001












                                                                 Appendix A

                      CHARTER OF THE AUDIT COMMITTEE
                         OF THE BOARD OF DIRECTORS
                                    OF
                        PARK ELECTROCHEMICAL CORP.

I.   PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors (the "Board") of Park Electrochemical Corp. (the "Corporation") in fulfilling its oversight responsibilities with respect to matters involving accounting, auditing, financial reporting and internal control functions of the Corporation and its subsidiaries. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee shall oversee the efforts of the Corporation's independent accountants and internal auditors and, in that regard, shall take such actions as it may deem necessary to satisfy itself that the Corporation's auditors are independent of management. The Committee shall provide an open avenue of communication among the independent auditors, financial and senior management and the Board.

II.  COMPOSITION OF THE AUDIT COMMITTEE

     For purposes of this Charter, the definition of independent directors will be based on the rules of the New York Stock Exchange, Inc. (the "Exchange") for audit committees, as amended, modified or supplemented from time to time. All members of the Audit Committee shall be financially literate in accordance with the requirements of the Exchange, and at least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in such member's financial sophistication, as such qualification may be determined in the business judgment of the Board.

     The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve at the pleasure of the Board or until their successors shall be duly elected and qualified. Unless a chairman of the Audit Committee (the "Chairman") is elected by the Board, the members of the Committee may designate a Chairman by majority vote of the full Audit Committee membership.

III. MEETINGS

     The Audit Committee shall meet from time to time as called by the Chairman or any two members of the Committee. The Audit Committee may ask members of management or others to attend meetings of the Audit Committee and provide pertinent information as necessary. As part of its responsibility to foster open communication, the Audit Committee shall meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or any of these groups believe should be discussed privately. In addition, the Audit Committee or its Chairman shall discuss with management and the independent auditors the Corporation's quarterly financial statements consistent with Section IV.3 below. The Audit Committee shall maintain minutes or other records of meetings and activities of the Audit Committee.

IV.  RESPONSIBILITIES AND DUTIES

     In carrying out its duties, the following shall be considered within the authority of the Audit Committee:

Documents/Reports Review

1. Review this Charter periodically, but at least annually, and update this Charter as conditions dictate.

2. Review, prior to their filing or prior to their release, as the case may be, the Corporation's Annual Reports on Form 10-K and annual reports to stockholders.

3. Confirm that the Corporation's interim financial statements included in the Corporation's Quarterly Reports on Form 10-Q have been reviewed by the Corporation's independent auditors and request the independent auditors to discuss with the Audit Committee, prior to the filing of the Corporation's Quarterly Reports on Form 10-Q, any matters described by SAS 61 that have been identified by the independent auditors in the course of their interim review. Also, the Audit Committee will consider any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Audit Committee may represent the entire Committee for the purposes of this review of any Quarterly Report on Form 10-Q.

4. Review such other reports or other financial information submitted to the Securities and Exchange Commission or the public as the Audit Committee shall deem appropriate.

Independent Auditors

5. Recommend to the Board the selection of the independent auditors for each fiscal year, confirm and assure their independence and approve the audit plan and the fees and other compensation to be paid to the independent auditors. On an annual basis, the Audit Committee should review and discuss with the auditors all significant relationships which affect the auditors' independence and should receive the written statement from the independent auditors required by Independence Standards Board Standard No. 1, as amended, modified or supplemented from time to time.

6. Recommend to the Board the advisability of having the independent auditors make specified studies and reports as to auditing matters, accounting procedures, tax or other matters.

7. Review the performance of the independent auditors and recommend to the Board any proposed discharge of the independent auditors when circumstances warrant.

8. Periodically consult with the independent auditors out of the presence of management about internal controls and the completeness and accuracy of the Corporation's financial statements.

Financial Reporting Processes

9. Review with the independent auditors its opinion about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

10. Receive periodic reports from the Corporation's independent auditors and management of the Corporation to assess the impact on the Corporation of major changes to the Corporation's auditing and accounting principles and practices.

Process Improvement

11. Review the adequacy and effectiveness of the Corporation's accounting and internal control policies and procedures through inquiry and discussions with the Corporation's independent auditors and management of the Corporation.

12. Consult with each of management and the independent auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

13. Following completion of the annual audit, review separately with each of management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

14. Review any significant disagreement among management and the independent auditors in connection with the preparation of any of the Corporation's financial statements.

15. Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

Legal Compliance

16. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

Other Responsibilities

     Perform any other activities consistent with this Charter, and the Corporation's Certificate of Incorporation, By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

     While the Audit Committee has the duties and responsibilities set forth in this Charter, the Audit Committee is not responsible for planning or conducting the audit or for determining whether the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Audit Committee to resolve disagreements, if any, between management and the independent auditors or to ensure that the Corporation complies with all laws and regulations.

[PROXY CARD]
PARK ELECTROCHEMICAL CORP.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS July 18, 2001
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints ANTHONY CHIESA, LLOYD FRANK and BRIAN E. SHORE, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of PARK ELECTROCHEMICAL CORP. (the "Company") to be held at The Bank of New York, One Wall Street, New York, New York on July 18, 2001 at 10:00 o'clock A.M., New York time, and any adjournments or postponements thereof, to vote all the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present upon the following matters:

     The Board of Directors recommends a vote "FOR" proposal 1.

(1) ELECTION OF DIRECTORS

   [ ] FOR all nominees listed below (except as marked to the contrary below).

   [  ] WITHHOLD AUTHORITY to vote for all nominees listed below.

MARK S. AIN, ANTHONY CHIESA, LLOYD FRANK, RONALD F. OSTROW,
BRIAN E. SHORE and JERRY SHORE

(INSTRUCTION: To withhold authority to vote for any individual nominee, check the "FOR" box above and write the nominee's name in the space provided below.)

__________________________________________________________________

(2) The transaction of such other business as may properly come before the meeting.

     Each properly executed proxy will be voted in accordance with specifi cations made hereon. If no specification is made, the shares represented by this Proxy will be voted "FOR" the nominees, and in the discretion of the Proxies on any other business as may properly come before the meeting.

     The undersigned hereby acknowledges receipt of the Company's 2001 Annual Report and the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

                          Dated: _______________________, 2001

                          ____________________________________

                          ____________________________________
                          (Signature(s) of Shareholder(s))

                               Please date and sign exactly as name
                          appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If shares are held jointly, both owners should sign.